Exhibit 10.61
UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE
     FOR AND IN CONSIDERATION OF the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned HINES REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (hereinafter referred to as “Guarantor”), the receipt and sufficiency whereof are hereby acknowledged by Guarantor, and for the purpose of seeking to induce KEYBANK NATIONAL ASSOCIATION, as agent (“Agent”) for itself and the other lenders (the “Lenders”) which may become parties to a certain Term Loan Agreement dated April 24, 2006 (the “Loan Agreement”) to extend credit or otherwise provide financial accommodations to Hines REIT Properties, L.P. (hereinafter referred to as “Borrower”), which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantor. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement. Guarantor does hereby absolutely, unconditionally and irrevocably guaranty to Agent the complete payment and performance of the following Borrower Obligations:
(a)	the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, in accordance with the terms of the Loan Agreement, of those outstanding Notes made by Borrower to the order of each Lender in the aggregate principal amount equal to the then outstanding aggregate principal amount of the Loans (which amount shall not exceed One Hundred Sixty-Five Million and 00/100 Dollars ($165,000,000.00) in the aggregate) together with interest as provided in the Loan Agreement, together with any renewals, modifications, consolidations, restatements and extensions thereof; and

(b)	the full and prompt payment and performance of all of the other Borrower Obligations of Borrower to Agent and the Lenders under the terms of the Loan Agreement, the Environmental Indemnity, the Pledge Agreement and each other Credit Document to which Borrower is a party.
1.	Agreement to Pay and Perform; Costs of Collection. Guarantor does hereby agree that if any Note is not paid by Borrower in accordance with its terms, or if any and all sums which are now or may hereafter become due from Borrower to Agent and/or the Lenders under the Credit Documents are not paid by Borrower in accordance with their terms, or if any and all other Borrower Obligations are not performed by Borrower in accordance with their terms, Guarantor will immediately make such payments and perform such Borrower Obligations. Guarantor further agrees to pay Agent and/or the Lenders on demand all costs and expenses (including court costs and reasonable attorneys’ fees and disbursements) paid or incurred by Agent and/or the Lenders in endeavoring to collect the Borrower Obligations, to enforce any of the Borrower Obligations, or any portion thereof, or to enforce this Guaranty, and until paid to Agent and/or the Lenders, such sums shall bear interest at the Default Rate unless collection from Guarantor of interest at such rate would be contrary to applicable law, in which event such sums shall bear interest at the highest rate which may be collected from Guarantor under applicable law. Any payment or other performance of the Borrower Obligations by Guarantor under this Guaranty shall result in, (i) with respect to any payments made, a corresponding reduction in the amount of Borrower Obligations, and (ii) with respect to any performance other than payments made, Borrower being deemed to have fulfilled such performance.

2.	Rights of Agent and/or the Lenders to Deal with Collateral, Borrower and Other Persons. Guarantor hereby consents and agrees that Agent and/or the Lenders may at any time, and from time to time, without thereby releasing Guarantor from any liability hereunder and without notice to or further consent from Guarantor, either with or without consideration: (i) release or surrender any Collateral, lien or other security of any kind or nature whatsoever held by it or by any Person on its behalf or for its account, securing any of the Borrower Obligations; (ii) substitute for any Collateral so held by it, other collateral of any kind; (iii) modify the terms of any Credit Document except to the extent the consent of Borrower is required to make any such modifications; (iv) extend or renew the Note for any period except to the extent the consent of Borrower is required to make any such modifications; (v) grant releases, compromises and indulgences with respect to any Credit Document and to any Persons now or hereafter liable thereunder or hereunder; (vi) release any other guarantor, surety, endorser or accommodation party of any Credit Document; or (vii) take or fail to take any action of any type whatsoever under this Guaranty or any Credit Document. No such action which Agent and/or the Lenders shall take or fail to take in connection with any Credit Document, or any Collateral securing the payment of the Borrower Obligations to Agent and/or the Lenders or for the performance of any of the Borrower Obligations or other undertakings of Borrower, nor any course of dealing with Borrower or any other Person, shall release Guarantor’s obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Agent and/or the Lenders. The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations, restatements and modifications of any Credit Document, and any and all references herein to any Credit Document shall be deemed to include any such renewals, extensions, amendments, consolidations, restatements or modifications thereof.
3.	No Contest with Agent/Lender; Subordination. So long as any Borrower Obligation remains unpaid or undischarged, Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by Agent and/or the

Lenders) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Borrower to Guarantor or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Agent and/or the Lenders in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any Borrower Obligation which, now or hereafter, Agent and/or the Lenders may hold or in which it may have any share. Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all of the Borrower Obligations, and agrees with Agent and/or the Lenders that during the existence of an Event of Default (a) Guarantor shall not demand or accept any payment from Borrower on account of such indebtedness, (b) Guarantor shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness, and (c) Guarantor shall not take any action to obtain any interest in any of the Collateral because of any such indebtedness.

4.	Waiver of Defenses. Guarantor hereby agrees that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:
(a)	any statute of limitations in any action hereunder or for the collection, payment or performance of any of the Borrower Obligations;

(b)	the incapacity or lack of authority of Borrower or any other Person, the death or disability of Borrower or Guarantor or any other Person, or the failure of Agent and/or the Lenders to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or Guarantor or any other Person;

(c)	the dissolution or termination of existence of Borrower;

(d)	the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower;

(e)	the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower or Guarantor, or any of Borrower’s or Guarantor’s properties or assets;

(f)	the failure of Agent and/or the Lenders to give notice of the existence, creation or incurrence of any new or additional Borrower Obligations or of any action or nonaction on the part of any other Person whomsoever in connection with any obligation hereby guaranteed;

(g)	any failure or delay of Agent and/or the Lenders to commence an action against Borrower, to assert or enforce any remedies against Borrower under any Credit Document, or to realize upon any Collateral or other security.

(h)	any failure of any duty on the part of Agent and/or the Lenders to disclose to Guarantor any facts it may now or hereafter know regarding Borrower, whether such facts materially increase the risk to Guarantor or not;

(i)	failure to accept or give notice of acceptance of this Guaranty by Agent and/or the Lenders;

(j)	failure to make or give notice of presentment and demand for payment or performance of any of the Borrower Obligations;

(k)	failure to make or give protest and notice of dishonor or of default to Guarantor or to any other party to any of the Credit Documents with respect to any of the Borrower Obligations;

(l)	failure to give any and all other notices whatsoever to which Guarantor might otherwise be entitled other than notice of a claim being brought under this Guaranty;

(m)	any lack of diligence by Agent and/or the Lenders in collection, protection or realization upon any Collateral securing the payment or performance of the Borrower Obligations;

(n)	the invalidity or unenforceability of any Note, the Loan Agreement or any other Credit Document;

(o)	the compromise, settlement, release or termination of any or all of the Borrower Obligations with respect to any portion of the Borrower Obligations not satisfied pursuant to such compromise, settlement, release or termination;

(p)	any transfer by Borrower of all or any part of the Collateral securing the Borrower Obligations;

(q)	the failure of Agent and/or the Lenders to perfect any security or to extend or renew the perfection of any security; or

(r)	to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantor might otherwise be entitled, it being the intention that the obligations of Guarantor hereunder are absolute, unconditional and irrevocable.
5.	Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other Person, nor against Collateral or other securities or liens available to Agent and/or the Lenders, its successors, successors in title, endorsees or assigns. Guarantor hereby waives any right to require that an action be brought against Borrower or any other Person or to require that resort be had to the Collateral, any other security or to any balance of any deposit account or credit on the books of Agent and/or the Lenders in favor of Borrower or any other Person.

6.	Rights and Remedies of Agent/Lender. Upon the occurrence of an Event of Default, Agent shall have the right to enforce its rights, powers and remedies under the Loan Agreement, any other Credit Documents, hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the Borrower Obligations, in any order, and all rights, powers and remedies available to Agent in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantor hereby authorizes and empowers Agent upon the occurrence of any Event of Default, at its sole discretion, and without notice to Guarantor, to exercise any right or remedy which Agent may have, as to any Collateral, whether real, personal or intangible. At any public or private sale of any Collateral for any of the Borrower Obligations, Agent may, in its discretion, purchase all or any part of such Collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Loan Agreement, the Notes, or any other Credit Document without prejudice to Agent’s remedies hereunder against Guarantor for deficiencies. If the Borrower Obligations are partially paid by reason of the election of Agent to pursue any of the remedies available to Agent, or if such Borrower Obligations are otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire remaining balance of the Borrower Obligations even though any rights which Guarantor may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

7.	Application of Payments. Guarantor hereby authorizes Agent and/or the Lenders, without notice to Guarantor, to apply all payments and credits received from Borrower or from Guarantor or realized from any Collateral or other security in the manner set forth in applicable provisions of the Loan Agreement or any other Credit Document, and for purposes of such provisions, the Guarantor’s obligations hereunder shall be considered part of the Borrower Obligations.

8.	Business Failure, Bankruptcy or Insolvency. In the event of the business failure of Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for Guarantor or Guarantor’s properties or assets, Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lenders allowed in any proceedings relative to Guarantor, or any of Guarantor’s properties or assets, and, irrespective of whether the Borrower Obligations shall then be due and payable, by declaration or otherwise, Agent shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the Borrower Obligations, and to collect and receive any moneys or other property payable or deliverable on any such claim.

9.	Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Agent except by a writing signed by a duly authorized officer of Agent. This Guaranty shall be irrevocable by Guarantor until all of the Borrower Obligations have been completely repaid and performed.
11. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty must be in the manner provided in the Loan Agreement and, if to Guarantor, at the following address:
Hines Real Estate Investment Trust, Inc.
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
FAX Number:  (713) 966-2636
Attention: Charles M. Baughn
with a copy to:
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112-4498
FAX No.:          (212) 408-2509
Attention: Brayton Dresser, Esquire

12.	Governing Law. Guarantor acknowledges and agrees that this Guaranty and the obligations of Guarantor hereunder shall be governed by and interpreted and determined in accordance with the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

13.	CONSENT TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. GUARANTOR AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS SET FORTH IN PARAGRAPHS 11 AND 17(c) HEREIN, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTOR PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTOR, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTOR TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

14.	Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantor and its heirs, successors, successors in title, legal representatives, and assigns, and shall inure to the benefit of Agent, the Lenders, its successors, successors in title, legal representatives and assigns.

15.	Assignment by Lender. This Guaranty is assignable by the Agent and the Lenders in whole or in part in conjunction with any assignment of any Note or portions thereof, and any assignment hereof or any transfer or assignment of any Note or portions thereof by the Lenders shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Agent and the Lenders.

16.	Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

17.	Miscellaneous.
(a)	The guaranteed Obligations are intended to be used solely for commercial or business purposes and not for any personal, family or household purpose.

(b)	The Guarantor agrees that any impairment of the Guarantor’s rights of subrogation or reimbursement shall not affect the Guarantor’s obligations under this Guaranty.

(c)	The Guarantor’s address is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, and such address may be used by the Agent and the Lenders in any action against the Guarantor.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal on the 24th day of April, 2006.

HINES REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation
By:	/s/ Frank R. Apollo
	Name:	Frank R. Apollo
	Title:	Chief Accounting Officer